EXHIBIT 23.2


                         CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" and to the use of our report dated February 2, 1996 with respect to the consolidated financial statements of Merchants Bancshares, Inc., included in this Registration Statement (Form S-4) and related Prospectus of Whitney Holding Corporation for the registration of its common stock.



                                     /s/ Taylor, Powell, Wilson & Hartford, P.A.



February 17, 1997


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